Ballantyne Strong, Inc. – Fiscal Year 2021	Page 1 of 9
Second Quarter 2021 Results

Exhibit 99.1

Ballantyne Strong Reports Second Quarter 2021 Operating Results

Charlotte, NC – August 10, 2021 – Ballantyne Strong, Inc. (NYSE American: BTN) (the “Company” or “Ballantyne Strong”) today announced financial results for the second quarter ended June 30, 2021.

Recent Highlights

●	Revenue of Ballantyne Strong’s Strong Entertainment business segment (“Strong Entertainment”) increased 30% sequentially and 136% compared with the prior year.

o	Cinema operators are preparing for unprecedented blockbuster releases slated for release in second half 2021 and 2022.
o	Strong Entertainment’s “Eclipse” curvilinear screen product line continued to expand with immersive applications.
o	Continued expansion outside of cinema, including Illuminarium’s first immersive experience venue in Atlanta.

●	Ballantyne Strong announced its intent to pursue an initial public offering of Strong Entertainment.

●	Firefly Systems, Inc. (“Firefly”), a Ballantyne Strong portfolio holding, completed the acquisition of Curb Media, providing Firefly with access to over ten thousand top-of-car screens to significantly scale Firefly’s disruptive technology and network.

●	FG Financial Group, Inc. (“FG Financial”), a Ballantyne Strong’s portfolio company, announced that its first SPAC investment, FG New America Acquisition Corp., recently completed its business combination with Opportunity Financial, LLC (OppFi) which began trading on NYSE under the ticker symbols “OPFI” and “OPFI WS”.

●	The Company exercised rights to acquire subscription receipts to acquire an additional 8.3 million common shares of GreenFirst Forest Products Inc. (“GreenFirst”) at $1.50CDN subsequent to the end of the second quarter. To exercise the rights, the Company utilized approximately $8.3 million USD of cash on its balance sheet and an additional $1.7 million USD generated from the sale of a portion of the rights. The GreenFirst shares are expected to be issued upon completion of GreenFirst’s acquisition of the lumber assets of Rayonier Advanced Materials Inc. (“Rayonier”) in the third calendar quarter of 2021.

“Strong Entertainment continued to see improving performance trends, with revenues more than doubling from the prior year and increasing 30% from the first quarter of this year,” commented Mark Roberson, Chief Executive Officer. “We expect attendance at cinemas to continue to strengthen as the unprecedented backlog of Hollywood blockbusters hits theatres in the second half of 2021 and into 2022. As a leader in screens and services, we are well positioned to provide services and products and benefit from the recovery in the industry.

“Our portfolio companies continue to execute well. Subsequent to the end of the quarter, GreenFirst announced that it completed its rights offering and expects to close its acquisition of Rayonier’s lumber business in the third quarter. We are very excited about GreenFirst’s transformative opportunities in its lumber business and allocated $12 million CDN of additional capital to acquire 8.3 million subscription receipts, each of which is redeemable for a common share of GreenFirst, at $1.50CDN per subscription receipt in the rights offering, which will bring our GreenFirst holdings to approximately 15 million common shares upon completion of the transaction. Also, FG Financial continued to make progress with its reinsurance business and as its first SPAC investment completed a business combination subsequent to the close of the quarter.”

Ballantyne Strong, Inc. – Fiscal Year 2021	Page 2 of 9
Second Quarter 2021 Results

Second Quarter 2021 Financial Review (As Compared to the Continuing Operations from the Three Months Ended June 30, 2020)

●	Revenue increased 138.3% to $6.1 million from $2.6 million. The increase was primarily due to the continuing recovery in customer demand for screen products and technical services at Strong Entertainment as exhibitors more fully reopened and Hollywood studios began to accelerate the release content into the theatrical channels.

●	Gross profit increased to $2.5 million from $0.1 million and gross profit margins increased to 40.4% from 4.2%. Excluding the impact of the employee retention credit, gross profit would have been 26.6% of revenue. The increase in gross profit was primarily attributable to higher screen, equipment, and field service revenues.

●	Operating income (loss) improved to breakeven from a loss of $2.1 million. Excluding the impact of the employee retention credit, operating loss would have been $1.3 million. The improvement was the result of increased revenues and gross profit combined with initiatives to reduce SG&A expenses.

●	Net loss from continuing operations was $0.8 million, or $0.04 per basic and diluted share, as compared to $3.9 million, or $0.27 per basic and diluted share in the three months ended June 30, 2020.

●	Adjusted EBITDA improved to negative $0.7 million from negative $1.5 million in the three months ended June 30, 2020.

Conference Call

A conference call to discuss the Company’s second quarter 2021 financial results will be held on Tuesday, August 10, 2021, at 5:00 pm Eastern Time. Interested parties can listen to the call via live webcast or by phone. To access the webcast, visit the Company’s website at https://ballantynestrong.com/investors or use the following link: BTN Webcast Link. To access the conference call by phone, dial (877) 300-8521 (domestic) or (412) 317-6026 (international) and provide the operator with conference ID number 10159230. Please access the webcast or dial in at least five minutes before the start of the call to register.

A replay of the webcast will be available following the conclusion of the live broadcast and accessible on the Company’s website at https://ballantynestrong.com/investors.

Use of Non-GAAP Measures

Ballantyne Strong prepares its consolidated financial statements in accordance with United States generally accepted accounting principles (“GAAP”). In addition to disclosing financial results prepared in accordance with GAAP, the Company discloses information regarding Adjusted EBITDA (“Adjusted EBITDA”), which differs from the commonly-used EBITDA (“EBITDA”). Adjusted EBITDA both adjusts net income (loss) to exclude income taxes, interest, and depreciation and amortization, and excludes discontinued operations, share-based compensation, impairment charges, equity method income (loss), fair value adjustments, severance, foreign currency transaction gains (losses), transactional gains and expenses, gains on insurance recoveries, certain tax credits and other cash and non-cash charges and gains.

EBITDA and Adjusted EBITDA are not measures of performance defined in accordance with GAAP. However, Adjusted EBITDA is used internally in planning and evaluating the Company’s operating performance. Accordingly, management believes that disclosure of these metrics offers investors, bankers and other stakeholders an additional view of the Company’s operations that, when coupled with the GAAP results, provides a more complete understanding of the Company’s financial results.

Ballantyne Strong, Inc. – Fiscal Year 2021	Page 3 of 9
Second Quarter 2021 Results

EBITDA and Adjusted EBITDA should not be considered as an alternative to net income (loss) or to net cash from operating activities as measures of operating results or liquidity. The Company’s calculation of EBITDA and Adjusted EBITDA may not be comparable to similarly titled measures used by other companies, and the measures exclude financial information that some may consider important in evaluating the Company’s performance.

EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation, or as substitutes for analysis of the Company’s results as reported under GAAP. Some of these limitations are: (i) they do not reflect the Company’s cash expenditures, or future requirements for capital expenditures or contractual commitments, (ii) they do not reflect changes in, or cash requirements for, the Company’s working capital needs, (iii) EBITDA and Adjusted EBITDA do not reflect interest expense, or the cash requirements necessary to service interest or principal payments, on the Company’s debt, (iv) although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements, (v) they do not adjust for all non-cash income or expense items that are reflected in the Company’s statements of cash flows, (vi) they do not reflect the impact of earnings or charges resulting from matters management considers not to be indicative of the Company’s ongoing operations, and (vii) other companies in the Company’s industry may calculate these measures differently than the Company does, limiting their usefulness as comparative measures.

Management believes EBITDA and Adjusted EBITDA facilitate operating performance comparisons from period to period by isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies. These potential differences may be caused by variations in capital structures (affecting interest expense), tax positions (such as the impact on periods or companies of changes in effective tax rates or net operating losses) and the age and book depreciation of facilities and equipment (affecting relative depreciation expense). The Company also presents EBITDA and Adjusted EBITDA because (i) management believes these measures are frequently used by securities analysts, investors and other interested parties to evaluate companies in the Company’s industry, (ii) management believes investors will find these measures useful in assessing the Company’s ability to service or incur indebtedness, and (iii) management uses EBITDA and Adjusted EBITDA internally as benchmarks to evaluate the Company’s operating performance or compare the Company’s performance to that of its competitors.

For further information, please refer to Ballantyne Strong, Inc.’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 10, 2021, as supplemented by Ballantyne Strong, Inc.’s Amendment No. 1 on Form 10-K/A filed with the SEC on April 28, 2021, both available online at www.sec.gov.

About Ballantyne Strong, Inc.

Ballantyne Strong, Inc. (https://ballantynestrong.com/) is a diversified holding company with operations and investments across a broad range of industries. The Company’s Strong Entertainment segment includes the largest premium screen supplier in the U.S. and provides technical support services and other related products and services to the cinema exhibition industry, theme parks and other entertainment-related markets. Ballantyne Strong holds a $13 million preferred investment along with Google Ventures in privately held Firefly Systems, Inc., which is rolling out a digital mobile advertising network on rideshare and taxi fleets. The Company holds a 19% ownership position in GreenFirst Forest Products Inc. (TSX: GFP), which has recently completed an investment in a sawmill and related assets. Finally, the Company holds a 21% ownership position in FG Financial Group, Inc. (Nasdaq: FGF), a reinsurance and investment management holding company focused on opportunistic collateralized and loss capped reinsurance, while allocating capital to SPAC and SPAC sponsor-related businesses.

Ballantyne Strong, Inc. – Fiscal Year 2021	Page 4 of 9
Second Quarter 2021 Results

Forward-Looking Statements

In addition to the historical information included herein, this press release includes forward-looking statements, such as management’s expectations regarding its portfolio companies, the Company’s intent to pursue an initial public offering of Strong Entertainment, the anticipated timing of such a transaction, and management’s expectations regarding such a transaction, as well as future sales, the impact, length and severity of the COVID-19 pandemic, general economic recovery from the effects of the COVID-19 pandemic, and the adequacy of the actions taken in response to the pandemic, which involve a number of risks and uncertainties, including but not limited to those discussed in the “Risk Factors” section contained in Item 1A in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 10, 2021, as supplemented by the Company’s Amendment No. 1 on Form 10-K/A filed with the SEC on April 28, 2021, the Company’s subsequent filings with the SEC, and the following risks and uncertainties: the negative impact that the COVID-19 pandemic has already had, and may continue to have, on the Company’s business and financial condition; the Company’s ability to maintain and expand its revenue streams to compensate for the lower demand for the Company’s digital cinema products and installation services; potential interruptions of supplier relationships or higher prices charged by suppliers; the Company’s ability to successfully compete and introduce enhancements and new features that achieve market acceptance and that keep pace with technological developments; the Company’s ability to successfully execute its capital allocation strategy or achieve the returns it expects from these investments; the Company’s ability to maintain its brand and reputation and retain or replace its significant customers; challenges associated with the Company’s long sales cycles; the impact of a challenging global economic environment or a downturn in the markets (such as the current economic disruption and market volatility generated by the ongoing COVID-19 pandemic); economic and political risks of selling products in foreign countries (including tariffs); risks of non-compliance with U.S. and foreign laws and regulations, potential sales tax collections and claims for uncollected amounts; cybersecurity risks and risks of damage and interruptions of information technology systems; the Company’s ability to retain key members of management and successfully integrate new executives; the Company’s ability to complete acquisitions, strategic investments, entry into new lines of business, divestitures, mergers or other transactions on acceptable terms, or at all; the impact of the COVID-19 pandemic on the Company’s portfolio companies; the Company’s ability to utilize or assert its intellectual property rights, the impact of natural disasters and other catastrophic events (such as the ongoing COVID-19 pandemic); the adequacy of insurance; the impact of having a controlling stockholder and vulnerability to fluctuation in the Company’s stock price. Given the risks and uncertainties, readers should not place undue reliance on any forward-looking statement and should recognize that the statements are predictions of future results which may not occur as anticipated. Many of the risks listed above have been, and may further be, exacerbated by the ongoing COVID-19 pandemic, its impact on the cinema and entertainment industry, and the worsening economic environment. Actual results could differ materially from those anticipated in the forward-looking statements and from historical results, due to the risks and uncertainties described herein, as well as others not now anticipated. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors, nor can it assess the impact of all such factors on the Company’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Except where required by law, the Company assumes no obligation to update, withdraw or revise any forward-looking statements to reflect actual results or changes in factors or assumptions affecting such forward-looking statements.

For Investor Relations Inquiries:

Mark Roberson	John Nesbett / Jennifer Belodeau
Ballantyne Strong, Inc. - Chief Executive Officer	IMS Investor Relations
704-994-8279	203-972-9200
IR@btn-inc.com	jnesbett@institutionalms.com

Ballantyne Strong, Inc. – Fiscal Year 2021	Page 5 of 9
Second Quarter 2021 Results

Ballantyne Strong, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands, except par values)

	June 30, 2021	December 31, 2020
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$17,857	$4,435
Restricted cash	150	352
Accounts receivable, net	4,455	5,558
Inventories, net	2,834	2,264
Current assets of discontinued operations	-	3,748
Other current assets	4,460	1,452
Total current assets	29,756	17,809
Property, plant and equipment, net	6,406	5,524
Operating lease right-of-use assets	3,998	4,304
Finance lease right-of-use assets	2	4
Note receivable, net of current portion	2,083	-
Investments	19,081	20,167
Intangible assets, net	209	353
Goodwill	963	938
Long-term assets of discontinued operations	-	6,372
Other assets	520	28
Total assets	$63,018	$55,499

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,984	$2,717
Accrued expenses	3,017	2,182
Short-term debt	3,505	3,299
Current portion of operating lease obligations	600	619
Current portion of finance lease obligations	2	1,015
Deferred revenue and customer deposits	2,446	2,404
Current liabilities of discontinued operations	-	3,901
Total current liabilities	11,554	16,137
Operating lease obligations, net of current portion	3,528	3,817
Finance lease obligations, net of current portion	-	1,091
Deferred income taxes	2,843	3,099
Long-term liabilities of discontinued operations	-	4,066
Other long-term liabilities	231	223
Total liabilities	18,156	28,433

Stockholders’ equity:
Preferred stock	-	-
Common stock	212	176
Additional paid-in capital	50,390	43,713
Retained earnings	17,037	5,654
Treasury stock, at cost	(18,586)	(18,586)
Accumulated other comprehensive loss	(4,191)	(3,891)
Total stockholders’ equity	44,862	27,066
Total liabilities and stockholders’ equity	$63,018	$55,499

Ballantyne Strong, Inc. – Fiscal Year 2021	Page 6 of 9
Second Quarter 2021 Results

Ballantyne Strong, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net product sales	$4,198	$2,001	$7,726	$7,232
Net service revenues	1,896	556	3,140	2,740
Total net revenues	6,094	2,557	10,866	9,972
Cost of products sold	2,765	1,620	5,207	5,080
Cost of services	865	830	2,034	2,878
Total cost of revenues	3,630	2,450	7,241	7,958
Gross profit	2,464	107	3,625	2,014
Selling and administrative expenses:
Selling	270	251	747	849
Administrative	2,178	1,931	4,619	5,701
Total selling and administrative expenses	2,448	2,182	5,366	6,550
Income (loss) from operations	16	(2,075)	(1,741)	(4,536)
Other (expense) income:
Interest income	20	-	33	-
Interest expense	(167)	(136)	(257)	(263)
Foreign currency transaction (loss) gain	(234)	(304)	(218)	224
Other income, net	12	100	154	117
Total other (expense) income	(369)	(340)	(288)	78
Loss from continuing operations before income taxes and equity method investment loss	(353)	(2,415)	(2,029)	(4,458)
Income tax expense	(23)	(40)	(92)	(383)
Equity method investment loss	(376)	(1,489)	(1,145)	(120)
Net loss from continuing operations	(752)	(3,944)	(3,266)	(4,961)
Net income from discontinued operations	324	216	14,649	785
Net (loss) income	$(428)	$(3,728)	$11,383	$(4,176)

Basic and diluted net (loss) income per share
Continuing operations	$(0.04)	$(0.27)	$(0.18)	$(0.33)
Discontinued operations	0.02	0.02	0.83	0.05
Basic and diluted net (loss) income per share	$(0.02)	$(0.25)	$0.65	$(0.28)

Ballantyne Strong, Inc. – Fiscal Year 2021	Page 7 of 9
Second Quarter 2021 Results

Ballantyne Strong, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Six Months Ended June 30,
	2021	2020
Cash flows from operating activities:
Net loss from continuing operations	$(3,266)	$(4,961)
Adjustments to reconcile net loss from continuing operations to net cash used in operating activities:
(Recovery of) provision for doubtful accounts	(134)	553
Provision for obsolete inventory	50	106
Provision for warranty	37	39
Depreciation and amortization	640	566
Amortization and accretion of operating leases	413	482
Equity method investment loss	1,145	120
Deferred income taxes	(273)	72
Stock-based compensation expense	473	485
Changes in operating assets and liabilities:
Accounts receivable	1,213	3,058
Inventories	(568)	(442)
Current income taxes	(160)	(83)
Other assets	(1,564)	(404)
Accounts payable and accrued expenses	(1,540)	1,451
Deferred revenue and customer deposits	433	260
Operating lease obligations	(414)	(479)
Net cash (used in) provided by operating activities from continuing operations	(3,515)	823
Net cash provided by operating activities from discontinued operations	510	1,729
Net cash (used in) provided by operating activities	(3,005)	2,552

Cash flows from investing activities:
Capital expenditures	$(278)	$(319)
Net cash used in investing activities from continuing operations	(278)	(319)
Net cash provided by (used in) investing activities from discontinued operations	12,761	(253)
Net cash provided by (used in) investing activities	12,483	(572)

Cash flows from financing activities:
Principal payments on short-term debt	(295)	(299)
Proceeds from stock issuance, net of costs	6,310	-
Payments of withholding taxes related to net share settlement of equity awards	(80)	-
Proceeds from borrowing under credit facility	-	3,411
Repayment of borrowing under credit facility	-	(2,562)
Proceeds from Paycheck Protection Program Loan	-	3,174
Repayment of Paycheck Protection Program Loan	-	(3,174)
Proceeds from exercise of stock options	9	-
Payments on capital lease obligations	(2,105)	(432)
Net cash provided by financing activities from continuing operations	3,839	118
Net cash used in financing activities from discontinued operations	(155)	(674)
Net cash provided by (used in) financing activities	3,684	(556)

Effect of exchange rate changes on cash and cash equivalents	58	96
Net increase in cash and cash equivalents and restricted cash from continuing operations	104	718
Net increase in cash and cash equivalents and restricted cash from discontinued operations	13,116	802
Net increase in cash and cash equivalents and restricted cash	13,220	1,520
Cash and cash equivalents and restricted cash at beginning of period	4,787	5,302
Cash and cash equivalents and restricted cash at end of period	$18,007	$6,822

Ballantyne Strong, Inc. – Fiscal Year 2021	Page 8 of 9
Second Quarter 2021 Results

Ballantyne Strong, Inc. and Subsidiaries

Summary by Business Segments

(In thousands)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020

Strong Entertainment
Revenue	$5,828	$2,467	$10,301	$9,781
Gross profit	2,386	47	3,276	1,880
Operating income	1,369	(478)	1,122	(814)
Adjusted EBITDA	497	(168)	415	(272)

Corporate and Other
Revenue	$266	$90	$565	$191
Gross profit	78	60	349	134
Operating loss	(1,353)	(1,597)	(2,863)	(3,722)
Adjusted EBITDA	(1,239)	(1,321)	(2,229)	(3,120)

Consolidated
Revenue	$6,094	$2,557	$10,866	$9,972
Gross profit	$2,464	$107	$3,625	$2,014
Operating loss	$16	$(2,075)	$(1,741)	$(4,536)
Adjusted EBITDA	$(741)	$(1,489)	$(1,814)	$(3,392)

Ballantyne Strong, Inc. – Fiscal Year 2021	Page 9 of 9
Second Quarter 2021 Results

Ballantyne Strong, Inc. and Subsidiaries

Reconciliation of Net Income (Loss) to Adjusted EBITDA

(In thousands)

(Unaudited)

	Quarters Ended June 30,
	2021				2020

	Strong Entertainment	Corporate and Other	Discontinued Operations	Consolidated	Strong Entertainment	Corporate and Other	Discontinued Operations	Consolidated
Net income (loss)	$641	$(1,394)	$324	$(428)	$(865)	$(3,079)	$216	$(3,728)
Net income from discontinued operations	-	-	(324)	(324)	-	-	(216)	(216)
Netincome ( loss) from continuing operations	641	(1,394)	-	(752)	(865)	(3,079)	-	(3,944)
Interest expense, net	36	111	-	147	34	102	-	136
Income tax expense	17	6	-	23	78	(38)	-	40
Depreciation and amortization	235	131	-	366	231	55	-	286
EBITDA	929	(1,146)	-	(216)	(522)	(2,960)	-	(3,482)
Stock-based compensation expense	-	159	-	159	-	212	-	212
Equity method investment loss (income)	383	(7)	-	376	69	1,420	-	1,489
Employee retention credit	(1,049)	(245)	-	(1,294)	-	-	-	-
Foreign currency transaction income	234	-	-	234	304	-	-	304
Gain on property and casualty insurance recoveries	-	-	-	-	(97)	-	-	(97)
Severance and other	-	-	-	-	78	7	-	85
Adjusted EBITDA	$497	$(1,239)	$-	$(741)	$(168)	$(1,321)	$-	$(1,489)

	Six Months Ended June 30,
	2021				2020

	Strong Entertainment	Corporate and Other	Discontinued Operations	Consolidated	Strong Entertainment	Corporate and Other	Discontinued Operations	Consolidated
Net income (loss)	$33	$(3,299)	$14,649	$11,383	$(1,022)	$(3,939)	$785	$(4,176)
Net income (loss) from discontinued operations	-	-	(14,649)	(14,649)	-	-	(785)	(785)
Net income (loss) from continuing operations	33	(3,299)	-	(3,266)	(1,022)	(3,939)	-	(4,961)
Interest expense, net	60	164	-	224	66	197	-	263
Income tax expense (benefit)	79	13	-	92	365	18	-	383
Depreciation and amortization	471	169	-	640	462	109	-	571
EBITDA	643	(2,953)	-	(2,310)	(129)	(3,615)	-	(3,744)
Stock-based compensation expense	-	473	-	473	-	485	-	485
Equity method investment loss	736	409	-	1,145	117	3	-	120
Employee retention credit	(1,049)	(245)	-	(1,294)	-	-	-	-
Foreign currency transaction loss (income)	218	-	-	218	(224)	-	-	(224)
Gain on property and casualty insurance recoveries	(148)	-	-	(148)	(114)	-	-	(114)
Severance and other	15	87	-	102	78	7	-	85
Adjusted EBITDA	$415	$(2,229)	$-	$(1,814)	$(272)	$(3,120)	$-	$(3,392)